UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

WEBXU, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282

Santa Monica, CA 90405

(Address of Principal Executive Offices)

(310) 807-1765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

(a) On January 31, 2014, L.L. Bradford and Company LLC (“L.L. Bradford”) informed Webxu, Inc. that it was terminating as our independent registered public accounting firm effective immediately. L.L. Bradford had served as our independent registered public accounting firm since December 5, 2011.

The Registrant provided L.L. Bradford with a copy of the disclosures made in its Current Report on Form 8-K filed on March 5, 2014, and requested that L.L. Bradford furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by L.L. Bradford is attached as Exhibit 16 hereto. L.L. Bradford’s letter states that it “had a ‘disagreement’ that led to its resignation as [Registrant’s] principal accountant, [it] disagree[s] with the statement in [Registrant’s] 8-K claiming that there were ‘no disagreements.’” Specifically, L.L. Bradford cites that “…[o]n January 15, 2014, [Registrant] filed a SEC Form 10-K for its 2012 fiscal year. [Registrant] filed its 10-K without audited financial statements, without a consent from its accountant…”

Registrant previously reported in its Current Report on Form 8-K filed on March 5, 2014, that during the Registrant’s last two fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent period through dismissal, there were (i) no disagreements with L.L. Bradford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Registrant further reported in its Current Report on Form 8-K filed on March 5, 2014, that the reports of L.L. Bradford regarding Registrant’s financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of L.L. Bradford on Registrant’s financial statements for the fiscal year ended December 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about Registrant’s ability to continue as a going concern. Such disclosure was in error with respect to 2012 because L.L. Bradford did not deliver its audit report for the fiscal year ended December 31, 2012 to Registrant. To Registrant’s knowledge, L.L. Bradford completed its audit, but failed to deliver its audit report as a result of a dispute regarding audit fees. Prior to such fee dispute that was no communication by L.L. Bradford to Registrant of any disagreement or dispute on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The only dispute to which Registrant is aware was with respect to audit fees, and following the filing of Registrant’s Form 10-K on January 15, 2014 including unaudited financial statements, L.L. Bradford’s objection to such filing. No discussion with management or the board of directors of Registrant and L.L. Bradford occurred prior to its resignation, however, L.L. Bradford did send a letter dated February 10, 2014 and email correspondence to Registrant expressing its objections to the filing of the 2012 10-K without audited financial statements.

Registrant has authorized L.L Bradford to respond fully to the inquiries of its successor accountant concerning the subject matter of each of such disagreements.

(b) New Independent Registered Public Accounting Firm

On March 20, 2014, our board of directors approved the engagement of Hartley Moore Accountancy Corporation (“Hartley Moore”), as Registrant’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period prior to the engagement of Hartley Moore, Registrant has not consulted Hartley Moore regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 4.02.   Non-reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

Registrant acknowledges that the financial statements contained in Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2012, should not be relied upon because the financial statements therein have not been audited.

Registrant intends to file as soon as practicable audited financial statements for fiscal 2012.

The Board of Directors of Registrant has discussed the matters disclosed in this Form 8-K/A pursuant to this Item 4.02(a) with Registrant’s independent registered public accounting firm, Hartley Moore.

Management is assessing the effect of the matters described herein on Registrant’s internal control over financial reporting and disclosure controls and procedures and will report its conclusion regarding Registrant’s internal control over financial reporting and the effectiveness of its disclosure controls and procedures in an amendment to its Annual Report on Form 10-K for the fiscal year ended on December 31, 2012.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

16.1       Letter from L.L. Bradford and Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webxu, Inc.

Date: March 25, 2014	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer